Exhibit 4.1


                                                                  EXECUTION COPY


                                 AMENDMENT NO. 1

                            Dated as of June 9, 2006

                                       to

                              AMENDED AND RESTATED
                             SENIOR CREDIT AGREEMENT

                          Dated as of February 7, 2006

            THIS AMENDMENT NO. 1 ("Amendment") is made as of June 9, 2006 by and among Quest Cherokee, LLC and Quest Resource Corporation, as borrowers (the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders") and Guggenheim Corporate Funding, LLC, as administrative agent (the "Administrative Agent") under that certain Amended and Restated Credit Agreement dated as of February 7, 2006 by and among the Borrowers, the Lenders and the Administrative Agent (as amended, restated or otherwise modified from time to time, the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

            WHEREAS,   the   Borrowers,   the  Lenders   party  hereto  and  the
Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders party hereto and the Administrative Agent have agreed to the following amendments to the Credit Agreement.

          1. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

          (a) Exhibit F-4 of the Credit Agreement is hereby amended by deleting the Exhibit now contained therein and substituting therefor Exhibit F-4 attached hereto.

          (b) Section 1.01 of the Credit Agreement is hereby amended by deleting the definition of "Approved Counterparty" now contained therein and to substitute the following therefor:

                        "Approved  Counterparty"  means (a) any revolving lender
            party to the Senior Credit Agreement or any Affiliate of such lender or (b) any other Person approved by the Administrative Agent whose long term senior unsecured debt rating is A/A2 by S&P or Moody's (or their equivalent) or higher or (c) any other Person whose obligations under a Swap Agreement are guaranteed by a


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


            Person whose long term senior unsecured debt rating is A/A2 by S&P or Moody's (or their equivalent or higher) or (d) any other Person approved by the Administrative Agent".

          (c) Section 1.01 of the Credit Agreement is hereby amended to delete the definition of "Intercreditor Agreement" now contained therein and to substitute the following therefor:

                        "'Intercreditor  Agreement' means the Second Amended and
            Restated Intercreditor Agreement among the Administrative Agent, the Second Lien Term Loan Agreement administrative agent, the Third Lien Term Loan Agreement administrative agent, the Borrowers, the Guarantors and BP Corporation North America Inc. substantially in the form of Exhibit F-4 or an intercreditor agreement substantially similar entered into in connection with Permitted Refinancing Debt."

          (d) Section 1.01 of the Credit Agreement is hereby further amended by adding a new defined term as follows:

                        "'Third  Lien Term Loan  Agreement'  means that  certain
            Third Lien Term Loan Agreement among the Borrowers, GCF as the Third Lien Term Loan Agreement administrative agent, and the lenders party thereto, and any "Loan Documents" (as defined therein) executed in connection therewith, in each case as hereafter amended or supplemented."

          (e) Section 7.09 of the Credit Agreement is hereby amended by deleting the heading and all of the language now contained therein and substituting therefor the following:

                           "[Intentionally omitted]".

          (f) Section 8.12(a) and (b) are hereby amended by deleting the reference currently contained therein to "January 1" and substituting therefor "December 31".

          (g) Section 9.02(f) of the Credit Agreement is hereby amended by adding the following immediately after the reference to "Wholly-Owned Subsidiaries": "or the Administrative Agent on behalf of the "Lenders" and "Swap Counterparties" (as such terms are defined in the Intercreditor Agreement)"; and is further amended to add the following immediately to the end thereof: "or the Intercreditor Agreement".

          (h) Section 9.02 of the Credit Agreement is hereby amended to add the following at the end of clause (h):

                        "and Debt under the Third Lien Term Loan  Agreement  and
            any guarantees thereof, the principal amount of which Debt does not exceed $75,000,000 in the aggregate."

          (i) Section 9.03 of the Credit Agreement is hereby amended by adding a new clause (j) immediately after clause (i) as follows:

                        "(j) Liens on Property securing the Third Lien Term Loan
            Agreement permitted by Section 9.02(h), provided, however, that (i) such Liens securing the Third Lien Term Loan Agreement and any guarantees thereof are subordinated pursuant to the Intercreditor Agreement, (ii) each and every Lien securing the Third Lien Term Loan Agreement shall be subordinate to the liens securing the Indebtedness, this Agreement and the other Loan Documents, and (iii) no Lien shall be granted on any Property to secure the Third Lien Term Loan Agreement unless the Lien is also being granted to secure the Indebtedness, this Agreement and the other Loan Documents."

          (j) Section 9.04(b) of the Credit Agreement is hereby amended by deleting the reference to "the Maturity Date" now contained therein and substutiting therefor the following: "the earlier of the Maturity Date or the payment in full of the Indebtedness".

          (k) Section 9.04 of the Credit Agreement is hereby amended by adding a new clause (c) as follows:

                        "(c)  Redemption  of Third  Lien  Term  Loan  Agreement;
            Amendment of Third Lien Term Loan Documents. The Borrowers will not, and will not permit any Subsidiary to, prior to the date that is ninety-one (91) days after the earlier of the Maturity Date or the payment in full of the Indebtedness: call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) the Third Lien Term Loan Agreement except in connection with any Permitted Financing Debt in respect thereof."

          (l) Section 9.16 of the Credit Agreement is hereby amended by inserting immediately after the reference to "the Second Lien Term Loan Agreement" the following: ", the Third Lien Term Loan Agreement".

          2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the satisfaction of the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrowers, the Lenders and the Administrative Agent and the Reaffirmation attached hereto duly executed by the Guarantors, and
     (ii) such other instruments and documents as are reasonably requested by the Administrative Agent.

          3. Representations and Warranties of the Borrowers. The Borrowers hereby represent and warrant as follows:

          (a) This Amendment and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          (b) As of the date hereof and giving effect to the terms of this Amendment, (i)


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     there exists no Default or Event of Default and (ii) the representations and warranties of the Borrowers set forth in the Credit Agreement and each other Loan Document shall be true and correct in all material respects as of the date hereof (except those representations and warranties which are limited to a specific date, which are true and correct in all material respects as of such date and those representations and warranties already qualified with respect to materiality, which shall be true and correct in all respects).

          4. Reference to and Effect on the Credit Agreement.

          (a) Upon the effectiveness of Section 1 hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

          5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                            [Signature Pages Follow]

            IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

BORROWERS:                           QUEST CHEROKEE, LLC

                                     By:  /s/ Jerry D. Cash
                                          ---------------------------------
                                              Jerry D. Cash,
                                              Chief Executive Officer



                                     QUEST RESOURCE CORPORATION


                                     By:  /s/ Jerry D. Cash
                                          ---------------------------------
                                              Jerry D. Cash,
                                              Chief Executive Officer

ADMINISTRATIVE AGENT:                GUGGENHEIM CORPORATE FUNDING,
                                     LLC, as Administrative Agent, Syndication
                                     Agent,
                                     Sole Lead Arranger and Sole Bookrunner


                                     By:  /s/ Stephen D. Sautel
                                          ---------------------------------
                                     Name:   Stephen D. Sautel
                                     Title:  Managing Director

LENDERS:                            WELLS FARGO FOOTHILL, INC.



                                    By:   /s/ Stacy Yucht
                                          ---------------------------------
                                    Name:   Stacy Yucht
                                    Title:  Senior Vice President

LENDERS:                            MIDLAND NATIONAL LIFE INSURANCE COMPANY
                                    By:  Midland Advisors Company as its Agent


                                    By:   /s/ Kaitlyn Trinh
                                          ---------------------------------
                                    Name:   Kaitlyn Trinh
                                    Title:  Director

LENDERS:                            NORTH AMERICAN COMPANY FOR LIFE AND HEALTH
                                    INSURANCE
                                    By:  Midland Advisors Company as its Agent


                                    By:   /s/  Kaitlyn Trinh
                                          ---------------------------------
                                    Name:    Kaitlyn Trinh
                                    Title:   Director

LENDERS:                            ORPHEUS HOLDINGS LLC
                                    By:  Guggenheim Investment Management, LLC
                                    as Manager


                                    By:   /s/  Kaitlyn Trinh
                                          ---------------------------------
                                    Name:    Kaitlyn Trinh
                                    Title:   Director

LENDERS:                            ORPHEUS FUNDING LLC
                                    By:  Guggenheim Investment Management, LLC
                                    as Manager


                                    By:   /s/  Kaitlyn Trinh
                                          ---------------------------------
                                    Name:    Kaitlyn Trinh
                                    Title:   Director

LENDERS:                            KENNECOTT FUNDING LTD.
                                    By:  Guggenheim Investment Management, LLC
                                    as Collateral Manager



                                    By:   /s/  Kaitlyn Trinh
                                          ---------------------------------
                                    Name:    Kaitlyn Trinh
                                    Title:   Director

LENDERS:                            SANDS POINT FUNDING LTD.
                                    By:  Guggenheim Investment Management, LLC
                                    as Collateral Manager



                                    By:   /s/  Kaitlyn Trinh
                                          ---------------------------------
                                    Name:    Kaitlyn Trinh
                                    Title:   Director

                                  REAFFIRMATION

                            Dated as of June 9, 2006

      Reference is hereby made to the Amended and Restated Credit Agreement, dated as of February 7, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among Quest Cherokee, LLC and Quest Resource Corporation as borrowers (the "Borrowers"), the financial institutions from time to time parties thereto (the "Lenders") and Guggenheim Corporate Funding, LLC, as administrative agent (the "Administrative Agent"). Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.

      Each of the undersigned reaffirms the terms and conditions of the Guaranty and each other Loan Document executed by it and acknowledges and agrees that the Guaranty and each other Loan Document executed by it remains in full force and effect and is hereby ratified, reaffirmed and confirmed. Each reference to the Credit Agreement contained in the Guaranty and each other Loan Document shall be a reference to the Credit Agreement as the same may from time to time hereafter be amended, modified, supplemented or restated.


                                    *******

      IN WITNESS WHEREOF, this Reaffirmation has been duly executed as of the day and year first above written.

                                 J-W Gas Gathering, L.L.C.
                                 Ponderosa Gas Pipeline Company, Inc.
                                 Producers Service Incorporated
                                 Quest Energy Service, Inc.
                                 Quest Oil & Gas Corporation
                                 STP Cherokee, Inc.

                                 By:   /s/ Jerry D. Cash
                                       --------------------------------------
                                 Name:  Jerry D. Cash
                                 Title: Chief Executive Officer



                                 Bluestem Pipeline, LLC
                                 By:  Quest Cherokee, LLC, its sole member

                                 By:   /s/ Jerry D. Cash
                                       --------------------------------------
                                 Name:  Jerry D. Cash
                                 Title: Chief Executive Officer



                                 Quest Cherokee Oilfield Service, LLC
                                 By:  Quest Cherokee, LLC, its sole member

                                 By:   /s/ Jerry D. Cash
                                       --------------------------------------
                                 Name:  Jerry D. Cash
                                 Title: Chief Executive Officer